SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.

For period ending 7/31/2007
File number 811-5686
Series No.: 9

72DD.  1.  Total income dividends for which record date passed during the period. (000's Omitted)
           Class A                                        $4,371
       2.  Dividends for a second class of open-end company shares
           (000's Omitted)
           Class B       Class B                                        $1,538
           Class C                                          $461
           Class R                                           $46
           Institutional Class                           $11,564

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
       1.  Dividends from net investment income
           Class A                                      000.5319
       2.  Dividends for a second class of open-end company shares
           (form nnn.nnnn)
           Class B                                      000.4549
           Class C                                      000.4549
           Class R                                      000.5053
           Institutional Class                          000.5682

74U.   1.  Number of shares outstanding (000's Omitted)
           Class A                                         6,029
       2. Number of shares outstanding of a second class of open-end company shares (000's Omitted)
           Class B                                         3,159
           Class C                                         1,078
           Class R                                           116
           Institutional Class                            28,798

74V.   1.  Net asset value per share (to nearest cent)
           Class A                                        $10.19
       2. Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B                                        $10.20
           Class C                                        $10.20
           Class R                                        $10.19
           Institutional Class                            $10.20